                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 31, 1998

                                  T-NETIX, INC.
                                  -------------
               (Exact name of registrant as specified in charter)


            COLORADO                    0-25016                84-1037352
            --------                    -------                ----------
   (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)             File Number)         Identification No.)

     67 INVERNESS DRIVE EAST, SUITE 100 ENGLEWOOD, CO            80112
     ------------------------------------------------            -----
         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (303) 790-9111

         This report on From 8-K/A amends and supplements a report on Form 8-K filed by T-NETIX, Inc. ("T-NETIX" of the "Company") on January 12, 1999 in connection with the purchase of Cell-Tel Monitoring, Inc. on December 31, 1998. The disclosure required by Item 2 is included in that report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

         F-1      Independent Auditors' Report
         F-2      Balance Sheets as of December 31, 1998 and 1997
         F-3      Statements of Operations for the year ended December
                  31, 1998 and the period from October 16, 1997 (date
                  of inception) to December 31, 1997
         F-4      Statements of Cash Flows for the year ended December
                  31, 1998 and the period from October 16, 1997 (date
                  of inception) to December 31, 1997
         F-5      Statement of Shareholders' Equity for the period from
                  October 16, 1997 (date of inception) to December 31, 1998
         F-6      Notes to financial statements

(b)      Pro forma financial information

         F-9      Unaudited Pro Forma Condensed Combined Statement of
                  Operations for the five months ended December 31, 1998
         F-10     Unaudited Pro Forma Condensed Combined Statement of
                  Operations for the year ended July 31, 1998
         F-11     Unaudited Pro Forma Financial Information

(c)      Exhibits

                  Exhibit 2 Plan of Merger by and between T-NETIX, International Corporation, a wholly owned subsidiary of T-NETIX, Inc. and Cell-Tel Monitoring, Inc. dated as of December 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                T-NETIX, Inc.

Dated: March 15, 1999                           BY:  /s/ Alvyn A. Schopp
                                                     -------------------

                                                Alvyn A. Schopp, Chief
                                                Executive Officer

                             Dempsey & Russell P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 1539 REX STREET

                              MONTGOMERY, AL 36107


                                     MEMBERS
               AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                 ALABAMA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

DENNIS T. DEMPSEY, C.P.A.                                          334-263-5154
MICHAEL D. RUSSELL, C.P.A.                                   (FAX) 334-263-5276
MARK D. RUSSELL, C.P.A.






                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

THE BOARD OF DIRECTORS AND SHAREHOLDERS
CELL-TEL MONITORING, INC.

We have audited the accompanying balance sheets of Cell-Tel Monitoring, Inc., (a development stage company) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1998 and the period from October 16, 1997 (date of inception) to December 31, 1997. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cell-Tel Monitoring, Inc. at December 31, 1998 and 1997, and the results of its operations and cash flows for the year ended December 31, 1998 and for the period from October 16, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Dempsey & Russell, P.C.
February 28, 1999

                            CELL-TEL MONITORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                    December 31,              December 31,
Assets                                                                  1998                      1997
                                                                    ------------              ------------
         Current Assets
                  Cash                                              $     79,213              $     72,967
                                                                    ------------              ------------

                           Total Current Assets                           79,213                    72,967

         Office furniture and equipment                                  264,142                   140,380
                  Less: Accumulated Depreciation                         (99,745)                  (11,698)
                                                                    ------------              ------------
                  Office furniture and equipment, net                    164,397                   128,682
         Software Development Costs                                    1,357,823                   198,682
         Other Assets, net                                                 8,072                    12,685
                                                                    ------------              ------------


Total Assets                                                        $  1,609,505              $    413,016
                                                                    ============              ============

Liabilities and Shareholders' Equity

         Current Liabilities
                  Accounts Payable                                  $          -              $     11,135
                  Accrued Liabilities                                          -                    22,541
                                                                    ------------              ------------

                           Total Current Liabilities                           -                    33,676

         Shareholders' Equity
                  Preferred Stock, $1 par value,                       2,074,523                   350,438
                  3,000,000 shares authorized,
                  2,074,523 shares in 1998
                  and 350,438 shares in 1997
                  issued and outstanding

                  Common Stock, $.01 par value,                           85,000                    85,000
                  10,000,000 shares authorized,
                  8,500,000 shares
                  issued and outstanding

                  Accumulated Deficit (since                            (550,018)                  (56,098)
                                                                    ------------              ------------
                  October 16, 1997, date of inception)

                           Total Shareholders' Equity                  1,609,505                   379,340
                                                                    ------------              ------------


Total Liabilities and Shareholders' Equity                          $  1,609,505              $    413,016
                                                                    ============              ============





         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                            CELL-TEL MONITORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                     Period from
                                                                                                  October 16, 1997
                                                                    Year Ended                   (date of inception)
                                                                   December 31,                     to December 31,
                                                                        1998                             1997
                                                                   -------------                  ------------------
Services Revenue                                                   $     298,549                      $          -

Expenses:

         Cost of Services                                                298,549                                 -
         Selling, General                                                231,608                            43,247
           and Administrative
         Research and Development                                        169,652                                 -
         Depreciation and Amortization                                    92,660                            12,851
                                                                   -------------                      ------------

         Total Expenses                                                  792,469                            56,098
                                                                   -------------                      ------------

Operating Loss                                                          (493,920)                          (56,098)


         Income taxes                                                          -                                 -
                                                                   -------------                      ------------


Net Loss                                                           $    (493,920)                     $    (56,098)
                                                                   =============                      ============











         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                            CELL-TEL MONITORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                         Period from
                                                                                                         October 16,
                                                                               Year Ended                  1997 to
                                                                              December 31,               December 31,
                                                                                  1998                       1997
                                                                              ------------               ------------
Cash provided by
operating activities:
         Net Loss                                                              $ (493,920)                 $ (56,098)
         Adjustments to reconcile
         net loss to net cash
         used by operating activities
                  Depreciation and                                                 92,660                     12,851
                    Amortization
                  Changes in operating
                  assets and liabilities:
                  Change in accounts payable                                      (11,135)                    11,135
                  Change in accrued liabilities                                   (22,541)                    22,541
                                                                               ----------                 ----------


Net Cash used by
operating activities                                                             (434,936)                    (9,571)

Investing activities:
         Capital expenditures                                                    (123,762)                   (70,218)
         Software Development Costs                                            (1,159,141)                  (198,682)
                                                                               ----------                 ----------

Net Cash used by
investing activities                                                           (1,282,903)                  (268,900)

Financing activities:
         Sale of preferred stock                                                1,724,085                    350,438
         Sale of common stock                                                           -                      1,000
                                                                               ----------                 ----------

Net Cash provided by
financing activities                                                            1,724,085                    351,438
                                                                               ----------                 ----------

Net increase in cash                                                                6,246                     72,967

Cash at beginning of period                                                        72,967                          -
                                                                               ----------                 ----------

Cash at end of period                                                          $   79,213                 $   72,967
                                                                               ==========                 ==========

Supplementary Cash Flow Disclosure

         Contribution of intangible
         assets and office furniture
         and equipment for common stock                                        $        -                 $   85,000


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                            CELL-TEL MONITORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                     Accum-          Total Share-
                                                  Preferred          Common          ulated            holders'
                                                    Stock             Stock          Deficit            equity
                                                 -----------       -----------      ----------       ------------
Balances at October 16,
1997 (Date of Inception)                         $         -       $         -      $        -        $         -

Common Stock Issued for:
Assets (8,400,000 shares)                                  -            85,000               -             85,000
Cash (100,000 shares)

Preferred Stock
Issued for Cash                                      350,438                 -               -            350,438
(350,438 shares)

Net Loss                                                   -                 -         (56,098)           (56,098)
                                                 -----------       -----------      ----------        -----------

Balances at
December 31, 1997                                    350,438            85,000         (56,098)           379,340

Preferred Stock
Issued for Cash                                    1,724,085                 -               -          1,724,085
(1,724,085 shares)

Net Loss                                                   -                 -        (493,920)          (493,920)
                                                 -----------       -----------      ----------        -----------


Balances at
December 31, 1998                                $ 2,074,523       $    85,000      $ (550,018)       $ 1,609,505
                                                 ===========       ===========      ==========        ===========




         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                            CELL-TEL MONITORING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

General
-------

Cell-Tel Monitoring, Inc. was incorporated in Florida in 1997. The company, currently in the development stage, developed a parole officer caseload management tool, CONTAIN(sm). CONTAIN(sm) is a product and service offering which uses voice verification and the Internet for cost effective offender caseload management by community corrections, probation and parole agencies. There has been no significant revenue to date from the sale of the CONTAIN(sm) product. The Company did, however, provide engineering services on a cost reimbursement basis, and recognized revenue on such services. This was pursuant to the agreement with T-NETIX, INC. for development work outside of the CONTAIN(sm) product.

Cash Equivalents
----------------

Cash equivalents consist of highly liquid investments with original maturities of 90 days or less.

Office Furniture and Equipment
------------------------------

Office furniture and equipment are stated at cost, including costs necessary to place such office furniture and equipment in service, except for office furniture and equipment contributed by shareholders. Office furniture and equipment contributed by shareholders is stated at the fair market value at the date of inception ($71,162). Depreciation is computed on a straight line basis using estimated useful lives of the assets, generally five years. Depreciation expense was $88,047 for the year ended December 31, 1998 and $11,698 for the period October 16, 1997 (date of inception) to December 31, 1997.

Impairment of Long-Lived Assets
-------------------------------

The Company reviews its office furniture and equipment and unamortized intangible assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company estimates the future cash flows expected to result from operations and if the sum of the expected undiscounted future cash flows is less than the carrying amount of the long-lived asset, the Company recognized an impairment loss by reducing the unamortized cost of the long-lived asset to its estimated fair value. To date the Company has not recognized impairment on any long-lived assets.

Other Assets
------------

Other assets include intellectual property rights contributed by shareholders. Other assets are stated at the estimated fair market value at October 16, 1997, (date of inception), less accumulated amortization of $5,766 and $1,153 at December 31, 1998 and December 31, 1997, respectively. Amortization is computed on the straight-line basis over 3 years. Amortization expense was $4,613 for the year ended December 31, 1998 and $1,153 for the period October 16, 1997 (date of inception) to December 31, 1997.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Revenue and the related cost of services are recognized at the time service is performed and costs of services are incurred.

Research and Development
------------------------

Costs associated with the research and development of new technology or significantly altering existing technology are charged to operations as incurred.

Software Development
--------------------

Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. Capitalized software costs are amortized over the economic useful life of the software product, which is generally estimated to be five years. The Company capitalized $ 1,159,141 of software development costs for the year ended December 31, 1998 and $198,682 for the period from October 16, 1997 (date of inception) to December 31, 1997.

Income Taxes
------------

The company utilizes the asset and liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operation in the period that includes the enactment date.

Recently Issued Accounting Pronouncements
-----------------------------------------

Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", was issued in March 1998. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. The adoption of SOP 98-1 is not expected to have a significant impact on the Company's financial statements.

(2)  Commitments

The Company leases office space under an operating lease agreement. Rent expense under operating lease agreements for the year ended December 31, 1998 was $60,135 and was not significant for the period from October 16, 1997 (date of inception) to December 31, 1997. Future minimum lease payments under this lease agreement are not significant.

(3) Shareholders' Equity

On December 3, 1997, the company entered into a Shareholder and Subscription Agreement (the "Agreement") with T-NETIX, Inc. ("T-NETIX), whereby the Company agreed to sell to T-NETIX shares of preferred stock. The subscription agreement, as amended, provided T-NETIX the option to purchase up to 2,300,000 shares of preferred stock for total proceeds of $2,300,000. The agreement also included a provision for T-NETIX to purchase consulting services from the Company.

The agreement also contained an option for T-NETIX to purchase 100% of the outstanding common stock of the company. The option, as amended, was to expire on January 31, 1999. Effective December 31, 1998, T-NETIX exercised its option and acquired 100% of the Common Stock of the Company from its shareholders in exchange for conversion of Preferred Stock and $1,690,000 in cash.

(4) Income Taxes

As of December 31, 1998, the Company had a federal net operating loss carryforward of approximately $500,000. The net operating loss carryforward will expire in 2019 if not utilized.

Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions.

                         T-NETIX, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

                                                     Five Months Ended December 31, 1998
                                               -----------------------------------------------
                                                                       Pro Forma     Pro Forma
                                               T-NETIX     Cell-Tel   Adjustments     Combined
                                               --------    --------   -----------    ---------
Revenue:
    Telecommunications services                $ 13,288    $   --      $   --         $ 13,288
    Telecommunications licensing                     47        --          --               47
    Direct call provisioning                      1,595        --          --            1,595
    Voice print                                     158        --          --              158
    Equipment sales                                --          --          --             --
    Professional service fees                      --           299        (299)(g)       --
                                               --------    --------    --------       --------
       Total revenue                             15,088         299        (299)        15,088

Expenses:
    Operating costs and expenses
       Telecommunications services                6,878        --          --            6,878
       Direct call provisioning                   1,503        --          --            1,503
       Voice print                                  510        --          --              510
       Cost of equipment sold                      --          --          --             --
       Cost of professional services               --           299        (299)(g)       --
                                               --------    --------    --------       --------
          Total operating costs and expenses      8,891         299        (299)         8,891
    Selling, general and administrative           4,390         122        --            4,512
    Research and development                      1,036         154        --            1,190
    Depreciation and amortization                 3,289          39         129 (c)      3,457
                                               --------    --------    --------       --------
       Total expenses                            17,606         614        (170)        18,050

       Operating income (loss)                   (2,518)       (315)       (129)        (2,962)
    Interest and other income (expense)            (420)       --           (57)(d)       (477)
                                               --------    --------    --------       --------
       Earnings (loss) before income taxes       (2,938)       (315)       (186)        (3,439)
    Income taxes                                    750        --            15 (e)        765
                                               --------    --------    --------       --------
Net earnings (loss)                            $ (2,188)   $   (315)   $   (171)      $ (2,674)
                                               ========    ========    ========       ========

Diluted earnings (loss) per common share       $  (0.26)                              $  (0.31)
                                               ========                               ========

Weighted average common shares                    8,551                         (f)      8,551
                                               ========                               ========


The accompanying notes are an integral part of this proforma information.

                         T-NETIX, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

                                                          Year Ended July 31, 1998
                                               ---------------------------------------------
                                                                       Pro Forma   Pro Forma
                                               T-NETIX     Cell-Tel   Adjustments  Combined
                                               --------    --------   -----------  ---------
Revenue:
    Telecommunications services                $ 34,860    $   --      $   --      $ 34,860
    Telecommunications licensing                    205        --          --           205
    Direct call provisioning                      2,516        --          --         2,516
    Voice print                                     632        --          --           632
    Equipment sales                                --          --          --          --
    Professional service fees                      --          --          --          --
                                               --------    --------    --------    --------
       Total revenue                             38,213        --          --        38,213

Expenses:
    Operating costs and expenses
       Telecommunications services               15,920        --          --        15,920
       Direct call provisioning                   2,311        --          --         2,311
       Voice print                                   78        --          --            78
       Cost of equipment sold                      --          --          --          --
       Cost of professional services               --          --          --          --
                                               --------    --------    --------    --------
          Total operating costs and expenses     18,309        --          --        18,309
    Selling, general and administrative           7,448         153        --         7,601
    Research and development                      2,354          15        --         2,369
    Depreciation and amortization                 8,250          67         310 (c)   8,627
                                               --------    --------    --------    --------
       Total expenses                            36,361         235         310      36,906

       Operating income (loss)                    1,852        (235)       (310)      1,307
    Interest and other income (expense)          (1,055)       --          (195)(d)  (1,250)
                                               --------    --------    --------    --------
       Earnings (loss) before income taxes          797        (235)       (505)         57
    Income taxes                                   (198)       --            48 (e)    (150)
                                               --------    --------    --------    --------
Net earnings (loss)                            $    599    $   (235)   $   (457)   $    (93)
                                               ========    ========    ========    ========

Diluted earnings (loss) per common share       $   0.07                            $  (0.01)
                                               ========                            ========

Weighted average common shares                    9,206                         (f)   9,206
                                               ========                            ========


The accompanying notes are an integral part of this proforma information.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


A)       BASIS OF PRESENTATION

The unaudited pro forma financial information presented herein gives effect to the Company's acquisition of Cell-Tel Monitoring, Inc. ("Cell-Tel") under the purchase method of accounting. The unaudited pro forma condensed consolidated statements of operations for the year ended July 31, 1998 and for the five month period ended December 31, 1998 gives effect to the acquisition as though it had occurred on August 1, 1997.

The unaudited pro forma condensed combined statements of operations present financial information for T-NETIX and Cell-Tel for the five months ended December 31, 1998 and the fiscal year ended July 31, 1998. Cell-Tel's fiscal year ends December 31. As such, information for the period from inception to July 31, 1998 has been combined with the statement of operations of T-NETIX for the year ended July 31, 1998.

The acquisition of Cell-Tel was executed on December 31, 1998 has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon appraisals and other analyses. Management does not expect that the final allocation of the purchase price will differ materially from the allocations set forth in the unaudited pro forma financial information presented herein.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited pro forma condensed statements of operations do not purport to present the results of operations of the Company had the acquisition of Cell-Tel occurred at the beginning of the earliest period presented, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated statements of operations do not reflect any adjustments for synergies that management expects to realize commencing upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

The unaudited pro forma financial information is based on certain assumptions and adjustments described in the notes to unaudited pro forma condensed consolidated financial statements and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the fiscal year ended July 31, 1998 and its Quarterly Transition report on Form 10-QT for the five months period ended December 31, 1998, and the financial statements of Cell-Tel included in Item 7 (a) of this report.

B)       DESCRIPTION OF CONSIDERATION

The pro forma cost of the acquisition of Cell-Tel has been allocated to assets acquired and liabilities assumed at their estimated fair values as follows:

Conversion of 2,075,000 shares of preferred stock                 $2,075,000
Cash paid for exercise of option                                   1,690,000
Other acquisition expenses                                            18,000
                                                                  ----------
Pro forma cost of the acquisition of Cell-Tel                      3,783,000
Estimated fair value of tangible and identifiable
  intangible assets                                                1,610,000
                                                                  ----------

Excess of cost over estimated fair value of net assets
  acquired                                                        $2,173,000


The excess of cost over the estimated fair value of net assets acquired was allocated to goodwill. The total amount will be amortized on a straight-line basis over 7 years.

C)       AMORTIZATION OF INTANGIBLE ASSETS

The acquisition of Cell-Tel was accounted for as a purchase. Accordingly, the total purchase price of $3,783,000 was allocated to Cell-Tel's net assets acquired based on their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired (goodwill) will be amortized on a straight-line basis over 7 years. The pro forma adjustments for amortization, including the amortization of goodwill, were approximately $129,000 for the five months ended December 31, 1998 and 1997, and $310,000 for the year ended July 31, 1998.

D)       INTEREST EXPENSE

In connection with the acquisition of Cell-Tel, the Company borrowed each portion of the purchase price under its revolving credit agreement.

The unaudited pro forma condensed consolidated statements of operations give effect to the interest charges on the additional borrowings that would have been incurred for the incremental preferred stock purchases, cash payments pursuant to the exercise option, and acquisition costs during the periods presented, assuming a borrowing rate of approximately 8.0%.

E)       INCOME TAXES

Income taxes in the unaudited pro forma condensed consolidated statements of operations reflect the Company's incremental tax rate of approximately 25.5%.

F)       WEIGHTED AVERAGE SHARES OUTSTANDING

For the five months ended December 31, 1998 and the year ended July 31, 1998, weighted average shares outstanding on a pro forma basis exclude potentially dilutive securities as there were pro forma losses for those periods.

G)       INTERCOMPANY REVENUE

Represents the elimination of intercompany service revenue between T-NETIX and Cell-Tel.

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

     2             Plan of Merger by and between T-NETIX,
                   International Corporation, a wholly owned subsidiary of T-NETIX, Inc. and Cell-Tel
                   Monitoring, Inc. dated as of December 30, 1998.